UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 21, 2013

SUPERMEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2013, SuperMedia Inc. (the “Company”) received notice from The NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Staff has determined that the Company’s securities will be delisted from The NASDAQ Stock Market LLC (the “NASDAQ”). The decision was reached by the Staff under NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1 following the Company’s announcement on March 18, 2013 that it and all of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Filing”). Concurrently with the bankruptcy petitions, the Debtors have filed and requested confirmation of a prepackaged plan of reorganization (the “Prepackaged Plan”).  The Prepackaged Plan seeks to effect the proposed merger between the Company and Dex One Corporation (the “Merger”).

The Staff noted that it has reached its decision based on the following factors:

• The Filing and associated public interest concerns raised by it;

• Concerns regarding the residual equity interest of the existing listed securities holders. The Staff noted that while the Company believes that the Merger can be completed in 45 to 60 days, the emergence from bankruptcy is entirely contingent upon the approval of the Prepackaged Plan by the courts; and

• Concerns about the Company’s ability to demonstrate compliance with all requirements for initial listing on NASDAQ, specifically, due to the uncertainty of the approval by the courts, the Staff expressed concerns that the Prepackaged Plan cannot be approved in a timely manner. Furthermore, the Staff noted that as of the date of its letter, the Company has not submitted an application for initial listing on NASDAQ.

Pursuant to the procedures set forth in the NASDAQ Listing Rule 5800 Series, the Company has elected to appeal the Staff’s determination to the NASDAQ Hearings Panel (the “Panel”). Although there can be no assurance that the Panel will grant the Company’s request for continued listing, the request for the hearing will stay the delisting of the Company’s stock from the NASDAQ pending the Panel’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

		By:	/s/ Cody Wilbanks
			Name:	Cody Wilbanks
			Title:	Executive Vice President –
General Counsel and Secretary

Date:	March 22, 2013